Exhibit (a)(5)(I)

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK
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:
MICHAEL RUBIN, on Behalf of Himself and All	:	Index No. 652450/2012
Others Similarly Situated,	:
:
:
Plaintiff,	:
	:	STIPULATION OF VOLUNTARY
vs.	:	DISCONTINUANCE WITHOUT
	:	PREJUDICE PURSUANT TO
FX ALLIANCE INC., PHILIP Z. WEISBERG,	:	C.P.L.R. 3217(a)(2) and (c)
KATHLEEN CASEY, CAROLYN CHRISTIE,	:
JAMES L. FOX, GERALD D. PUTNAM, JR.,	:
JOHN C. ROSENBERG, PETER TOMOZAWA,	:
ROBERT TRUDEAU, THOMSON REUTERS	:
CORPORATION, THOMCORP HOLDINGS	:
INC., and CB TRANSACTION CORP.,	:
:
Defendants.	:
:
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WHEREAS, Plaintiff filed this action on July 13, 2012 asserting claims in connection with a merger transaction involving FX Alliance, Inc., and Thomson Reuters Corporation (the "FXall Merger");

WHEREAS a substantially similar action was filed in the Supreme Court New York County captioned Dart Seasonal Products Retirement Plan v. FX Alliance Inc., et al., Index No. 652509/2012 on July 19, 2012;

WHEREAS, no party is an infant or incompetent person for whom a committee has been appointed and no person not a served party has an interest in the subject matter of the action;

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned counsel, that:

1.           Pursuant to C.P.L.R. 3217(a)(2) and (c), the above-captioned action is hereby, discontinued and dismissed without prejudice and without costs or attorneys' fees to either party as against the other.

2.           This stipulation may be filed electronically without further notice with the Clerk of the Court.

SUBMITTED BY:

WEISS & LURIE
By:	/s/ Joseph H. Weiss
Joseph H. Weiss Richard A. Acocelli 1500 Broadway, 16th Floor New York, New York 10036 Telephone: 212/682-3025 212/682-3010 (fax)
Attorneys for Plaintiff Michael Rubin

	KIRKLAND & ELLIS LLP		FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

By:	/s/ Adam T. Humann	By:	/s/ Justin Santolli
	Yosef J. Riemer Adam T. Humann Shireen A. Barday 601 Lexington Avenue New York, NY 10022 Telephone: 212/446-4800 212/446-4900 (fax)		David B. Hennes Justin Santolli One New York Plaza New York, New York 10004 Telephone: 212/859-8000 212/859-4000 (fax)

	Attorneys for Defendants FX Alliance, Inc. and Philip Z. Weisberg		Attorneys for Defendants Thomson Reuters Corporation, Thomcorp Holdings Inc., and CB Transaction Corp.